                                                                    EXHIBIT 99.1


                       [PINNEACLE FINANCIAL PARTNERS LOGO]

FOR IMMEDIATE RELEASE

                            MEDIA CONTACT:      Tiffany Carpenter  615-320-7532
                            FINANCIAL CONTACT:  Harold Carpenter  615-744-3742
                            WEBSITE:            www.mypinnacle.com

 PINNACLE FINANCIAL REPORTS CONTINUED RAPID GROWTH IN SECOND QUARTER QUARTERLY
             EARNINGS UP 250 PERCENT AND ASSETS REACH $403 MILLION

         NASHVILLE, Tenn., July 15, 2003 - Pinnacle Financial Partners Inc. (Nasdaq: PNFP), the holding company for Pinnacle National Bank, today reported net income for the quarter ended June 30, 2003, of $537,000, or $0.14 per diluted share, compared to a net income of $107,000, or $0.04 per diluted share for the quarter ended June 30, 2002, an increase of 250 percent.

         Total assets grew to $403 million as of June 30, 2003, up 75 percent from the $230 million reported at June 30, 2002, and up $98 million from December 31, 2002. Deposits in the second quarter rose to $309 million at June 30, 2003, an 83 percent increase from $169 million in deposits at June 30, 2002 and up $75 million from December 31, 2002.

         "We are extremely pleased with the company's continued growth in the second quarter," said M. Terry Turner, president and CEO of Pinnacle Financial Partners. "At the time of our follow-on stock offering in June of 2002, we projected that we would grow to $400 million in total assets by December 31, 2004. We believe achievement of this milestone 18 months early demonstrates the strong and growing desire by Nashville's business owners and consumers to deal with a local bank staffed with experienced professionals."

         Net interest income for the second quarter of 2003 was $3.0 million, compared to $1.8 million for the second quarter of 2002. The net interest margin for the second quarter of 2003 was 3.5 percent, compared to a net interest margin of 3.7 percent for the second quarter of 2002. Net interest income for the first six months of 2003 was $5.6 million, compared to $3.5 million for the same period in 2002.

         The provision for loan losses was $347,000 for the second quarter of 2003, compared to $232,000 for the second quarter of 2002. The provision for loan losses for the second quarter of 2003 was $59,000 greater than the provision for the first quarter of 2003. The


                                    - more -

Pinnacle Reports Continued Growth - 2 of 3


provision for loan losses was $635,000 for the first six months of 2003, compared to $441,000 for the same period in 2002.

         "Loan growth for the second quarter was exceptional. As a result, the associated provision expense related to these new loans was higher than our usual quarterly charge," said Turner. "We attribute much of the loan growth to the addition of banking relationships with many of Nashville's most respected owner-managed businesses and consumers."

         Net loan growth for the three months ended June 30, 2003, was $26.6 million compared to $19.1 million for the first quarter of 2003, an increase of $7.5 million, or 38 percent. Pinnacle funded a portion of the increased loan volume by altering the mix of its earning assets by selling approximately $7 million of its securities available-for-sale at a gain. The allowance for loan losses represented 1.25 percent of total loans at June 30, 2003.

         Noninterest income for the second quarter of 2003 was $877,000, compared to $462,000 for the second quarter of 2002. This increase was due to the development of a new mortgage origination unit, gains recognized on loan participations sold, increased depositor service charges due to more deposit accounts and gains on the sale of investment securities. Noninterest income for the first six months of 2003 was $1,339,000, compared to $761,000 for the same period in 2002. For the second quarter of 2003 noninterest income represented approximately 22.7 percent of total revenues (the sum of net interest income and noninterest income).

         Noninterest expense for the second quarter of 2003 was $2.7 million, compared to $1.9 million for the second quarter of 2002. Noninterest expense for the first six months of 2003 was $4.9 million, compared to $3.6 million for the same period in 2002. The efficiency ratio for the second quarter of 2003 improved to 69.3 percent, compared to 82.2 percent for the second quarter of 2002.

         During the second quarter of 2003, Pinnacle opened its new office in the Rivergate area of Davidson County. This brings the company's total number of locations to four in the metropolitan Nashville market. Additionally, Pinnacle accelerated expenses associated with new initiatives intended to capitalize on continued market opportunities, including:

         - Began construction of a new office scheduled to open in late fall or winter of this year in the Cool Springs area in Williamson County. Williamson County was recently ranked by American City Business Journals Inc. as the 15th most affluent


                                    - more -

Pinnacle Reports Continued Growth - 3 of 3

                  county in the United States based on per capita income, home values, managerial and professional jobs and other factors.

         - Continued to recruit experienced individuals in the Nashville market with strong client relationships and the ability to provide distinctive service and effective financial advice. During the first half of 2003, the company added 18 associates and anticipates continued hiring of market proven professionals during the remainder of this year. Fourteen of the new employees have been assigned to client contact positions and four were assigned to the company's operational areas.

         - Began the site selection process for two new offices anticipated to open in 2004.

         Based on these incremental investments, anticipated growth trends and the anticipated results from these trends, Pinnacle estimates its third quarter 2003 diluted earnings per share will approximate $0.16 to $0.19. Additionally, diluted earnings per share for the year ending December 31, 2003, are currently estimated to be $0.59 to $0.65. Management has developed several scenarios under which these estimates can be achieved and believes these estimates to be reasonable based on these scenarios. However, unanticipated events or developments may cause the actual results, performance or achievements of Pinnacle to differ materially from these estimates.

         Pinnacle Financial Partners, a Nashville-based financial services firm, was founded in March 2000 by prominent Nashville business leaders, including five former First American Corporation executives. Pinnacle, which opened for business October 2000, offers a full-range of banking, investment, and insurance products targeted at small and medium-sized businesses and their owner/managers. Pinnacle operates four offices in the downtown, Green Hills and Rivergate areas of Nashville and in Brentwood, Tennessee.

         Additional information concerning Pinnacle can be accessed at www.mypinnacle.com.

                                       ###

Certain of the statements in this release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"). The words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are intended to identify such forward-looking statements, but other statements not based on historical information may also be considered forward-looking. All forward-looking statements are subject to risks, uncertainties and other facts that may cause the actual results, performance or achievements of Pinnacle to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, without limitation, (i) unanticipated deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses, (ii) increased competition with other financial institutions, (iii) lack of sustained growth in the economy in the Nashville, Tennessee area, (iv) rapid fluctuations or unanticipated changes in interest rates, (v) the inability of Pinnacle to satisfy regulatory requirements for its expansion plans, and (vi) changes in the legislative and regulatory environment, a more detailed description of various risks is contained in Pinnacle's most recent annual report on Form 10-KSB. Many of such factors are beyond Pinnacle's ability to control or predict, and readers are cautioned not to put undue reliance on such forward-looking statements. Pinnacle disclaims any obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED

===============================================================================================
                                                                 JUNE 30,          DECEMBER 31,
                                                                   2003                2002
-----------------------------------------------------------------------------------------------
ASSETS
Cash and noninterest-bearing due from banks ................  $  15,432,885       $   8,061,300
Interest-bearing due from banks ............................        486,100           4,195,647
Federal funds sold and securities purchased under
   agreements to resell ....................................     19,272,996             685,182
                                                              -------------       -------------
     Cash and cash equivalents .............................     35,191,981          12,942,129

Securities available-for-sale, at fair value ...............     99,968,214          73,980,054

Mortgage loans held-for-sale ...............................      2,311,700                --

Loans ......................................................    255,448,309         209,743,436
Less allowance for loan losses .............................     (3,188,610)         (2,677,043)
                                                              -------------       -------------
Loans, net .................................................    252,259,699         207,066,393

Premises and equipment, net ................................      5,676,540           3,611,504
Other assets ...............................................      7,821,229           7,678,894
                                                              -------------       -------------
         Total assets ......................................  $ 403,229,363       $ 305,278,974
                                                              =============       =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits:
     Noninterest-bearing demand ............................  $  51,094,951       $  31,599,897
     Interest-bearing demand ...............................     15,705,948          13,234,956
     Savings and money market accounts .....................     96,884,781          75,995,881
     Time ..................................................    145,403,698         113,185,655
                                                              -------------       -------------
         Total deposits ....................................    309,089,378         234,016,389
Securities sold under agreements to repurchase .............     17,803,361          15,050,208
Federal Home Loan Bank advances ............................     41,500,000          21,500,000
Other liabilities ..........................................      1,209,284           2,308,730
                                                              -------------       -------------
         Total liabilities .................................    369,602,023         272,875,327

Commitments and contingent liabilities

Stockholders' equity:
     Preferred stock, no par value; 10,000,000 shares
         authorized; no shares issued and outstanding ......           --                  --

     Common stock, par value $1.00; 10,000,000 shares
         authorized; 3,692,053 issued and outstanding at
         June 30, 2003 and December 31, 2002 ...............      3,692,053           3,692,053
     Additional paid-in capital ............................     30,682,947          30,682,947
     Accumulated deficit ...................................     (1,833,947)         (2,743,794)
     Accumulated other comprehensive income, net ...........      1,086,287             772,441
                                                              -------------       -------------
         Total stockholders' equity ........................     33,627,340          32,403,647
                                                              -------------       -------------
         Total liabilities and stockholders' equity ........  $ 403,229,363       $ 305,278,974
                                                              =============       =============

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

===================================================================================================================
                                                             THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                  JUNE 30,                         JUNE 30,
                                                            2003            2002            2003             2002
-------------------------------------------------------------------------------------------------------------------
INTEREST INCOME:
     Loans, including fees ............................  $3,356,843      $2,463,873      $6,320,353      $4,733,465
     Securities, available-for-sale
          Taxable .....................................     930,427         350,228       1,833,697         624,450
          Tax-exempt ..................................      42,523            --            85,162            --
     Federal funds sold and other .....................      39,690          57,466          76,101          91,628
                                                         ----------      ----------      ----------      ----------
         Total interest income ........................   4,369,483       2,871,567       8,315,313       5,449,543
                                                         ----------      ----------      ----------      ----------

INTEREST EXPENSE:
     Deposits .........................................   1,119,586         936,448       2,192,258       1,732,574
     Securities sold under agreements to repurchase ...      12,170          20,118          26,966          41,729
     Federal funds purchased and other borrowings .....     253,060         100,161         475,189         173,829
                                                         ----------      ----------      ----------      ----------
         Total interest expense .......................   1,384,816       1,056,727       2,694,413       1,948,132
                                                         ----------      ----------      ----------      ----------
         Net interest income ..........................   2,984,667       1,814,840       5,620,900       3,501,411

PROVISION FOR LOAN LOSSES .............................     347,266         232,000         635,292         441,000
                                                         ----------      ----------      ----------      ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES ...   2,637,401       1,582,840       4,985,608       3,060,411

NONINTEREST INCOME:
     Service charges on deposit accounts ..............     120,360          66,826         222,113         120,466
     Investment services ..............................     176,292         275,051         332,224         456,561
     Fees from origination of mortgage loans ..........     197,906          12,094         244,093          12,094
     Gain on loan participations sold .................     124,039          23,267         126,229          44,959
     Gain on sale of investment securities, net .......     116,573            --           134,270            --
     Other noninterest income .........................     141,879          84,814         280,304         127,226
                                                         ----------      ----------      ----------      ----------
         Total noninterest income .....................     877,049         462,052       1,339,233         761,306
                                                         ----------      ----------      ----------      ----------

NONINTEREST EXPENSE:
     Compensation and employee benefits ...............   1,693,685       1,229,159       3,128,597       2,337,471
     Equipment and occupancy ..........................     445,961         338,068         842,786         678,939
     Marketing and other business development .........     103,775          45,496         179,264          91,394
     Administrative ...................................     183,692          92,802         321,913         191,605
     Postage and supplies .............................     106,229          70,595         179,491         125,509
     Other noninterest expense ........................     141,685          96,071         265,242         152,187
                                                         ----------      ----------      ----------      ----------
         Total noninterest expense ....................   2,675,027       1,872,191       4,917,293       3,577,105
                                                         ----------      ----------      ----------      ----------
INCOME BEFORE INCOME TAXES ............................     839,423         172,701       1,407,548         244,612
     Income tax expense ...............................     302,556          65,526         497,702          92,853
                                                         ----------      ----------      ----------      ----------
NET INCOME ............................................  $  536,867      $  107,175      $  909,846      $  151,759
                                                         ==========      ==========      ==========      ==========

PER SHARE INFORMATION:
     Basic net income per common share ................  $     0.15      $     0.04      $     0.25      $     0.06
                                                         ==========      ==========      ==========      ==========
     Diluted net income per common share ..............  $     0.14      $     0.04      $     0.24      $     0.06
                                                         ==========      ==========      ==========      ==========

     Weighted average shares outstanding:

          Basic .......................................   3,692,053       2,521,723       3,692,053       2,416,888
          Diluted .....................................   3,880,642       2,555,844       3,861,137       2,437,365

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

==================================================================================================================================
 (DOLLARS IN THOUSANDS,                         JUNE            MAR             DEC           SEPT           JUNE            MAR
    EXCEPT PER SHARE DATA)                      2003            2003           2002           2002           2002           2002
==================================================================================================================================
BALANCE SHEET DATA, AT QUARTER END:
  Total assets ...........................  $   403,229        348,366        305,279        278,750        229,795        192,476
  Total loans ............................      255,448        228,842        209,743        191,299        170,427        151,280
  Allowance for loan losses ..............       (3,189)        (2,860)        (2,677)        (2,427)        (2,182)        (2,041)
  Securities available-for-sale ..........       99,968         94,600         73,980         57,062         37,950         20,302
  Total deposits .........................      309,089        266,732        234,016        212,914        168,752        149,460
  Securities sold under
     agreements to repurchase ............       17,803         15,846         15,050         16,720         16,855         10,223
  Advances from FHLB .....................       41,500         32,500         21,500         15,500         11,500         11,500
  Total stockholders' equity .............       33,627         32,403         32,404         32,089         31,402         18,172

BALANCE SHEET DATA, QUARTERLY AVERAGES:
  Total assets ...........................  $   365,385        326,108        285,929        243,284        204,592        177,994
  Total loans ............................      245,383        217,690        201,290        181,005        158,076        143,402
  Securities available-for-sale ..........       95,351         87,124         63,150         42,007         24,904         19,438
  Total deposits .........................      277,592        243,545        215,617        181,844        163,146        137,933
    Securities sold under agreements
     to repurchase .......................       11,728         14,106         16,685         13,091         10,496         10,644
  Advances from FHLB .....................       38,137         29,994         18,054         14,196         11,500          8,600
  Total stockholders' equity .............       32,944         32,675         32,167         31,808         18,694         18,292

STATEMENT OF OPERATIONS DATA,
FOR THE THREE MONTHS ENDED:
  Interest income ........................  $     4,369          3,946          3,691          3,425          2,872          2,573
  Interest expense .......................        1,385          1,310          1,268          1,146          1,057            891
                                            -----------      ---------      ---------      ---------      ---------      ---------
    Net interest income ..................        2,984          2,636          2,423          2,279          1,815          1,682
  Provision for loan losses ..............          347            288            250            247            232            209
                                            -----------      ---------      ---------      ---------      ---------      ---------
  Net interest income after
    provision for loan losses ............        2,637          2,348          2,173          2,032          1,583          1,473
  Noninterest income .....................          877            462            469            497            462            304
  Noninterest expense ....................        2,675          2,242          2,230          2,182          1,872          1,705
                                            -----------      ---------      ---------      ---------      ---------      ---------
  Net income before taxes ................          839            568            412            347            173             72
  Income tax expense .....................          302            195            127            136             66             27
                                            -----------      ---------      ---------      ---------      ---------      ---------
  Net income .............................  $       537            373            285            211            107             45
                                            ===========      =========      =========      =========      =========      =========

PER SHARE DATA:
  Earnings - basic .......................  $      0.15           0.10           0.08           0.06           0.04           0.02
  Earnings - diluted .....................  $      0.14           0.10           0.08           0.06           0.04           0.02
  Book value at quarter end (1) ..........  $      9.11           8.78           8.78           8.69           8.51           7.86

  Weighted avg. shares - basic ...........    3,692,053      3,692,053      3,692,053      3,692,053      2,521,723      2,312,053
  Weighted avg. shares - diluted .........    3,880,642      3,841,631      3,795,967      3,745,272      2,555,844      2,323,076
  Common shares outstanding ..............    3,692,053      3,692,053      3,692,053      3,692,053      3,692,053      2,312,053

CAPITAL RATIOS (2):
  Equity to total assets .................         10.9%          12.1%          13.8%          15.1%          18.6%          12.2%
  Leverage ...............................          8.9%          10.1%          11.1%          13.1%          14.7%           9.5%
  Tier 1 risk-based ......................         10.6%          12.1%          12.7%          13.0%          15.4%           9.4%
  Total risk-based .......................         11.7%          13.2%          13.8%          14.0%          16.6%          10.4%

--------------------------------
(1) Book value per share computed by dividing total stockholders' equity by common shares outstanding

(2) Capital ratios are for Pinnacle Financial Partners, Inc. and are defined as follows:
           Equity to total assets - Total stockholders' equity as a percentage of end of period assets.
           Leverage - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
           Tier 1 risk-based - Tier 1 capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
           Total risk-based - Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

================================================================================================================================
 (DOLLARS IN THOUSANDS,                                           JUNE         MAR        DEC         SEPT        JUNE       MAR
    EXCEPT PER SHARE DATA)                                        2003        2003        2002        2002        2002      2002
--------------------------------------------------------------------------------------------------------------------------------
PERFORMANCE RATIOS AND OTHER DATA:
  Return on average assets ...............................        0.59        0.46%       0.40%       0.34%       0.21%     0.10%
  Return on average stockholders' equity .................        6.54        4.63%       3.52%       2.64%       1.83%     0.98%
  Net interest margin (3) ................................        3.48        3.46%       3.59%       3.97%       3.74%     4.10%
  Noninterest income to total revenue (4) ................        22.7%       14.9%       16.2%       17.9%       20.3%     15.1%
  Noninterest income to avg. assets ......................        0.96        0.57%       0.65%       0.81%       0.90%     0.68%
  Noninterest exp. to avg. assets ........................        2.94        2.79%       3.09%       3.56%       3.64%     3.89%
  Efficiency ratio (5) ...................................        69.3%       72.4%       77.1%       78.6%       82.2%     85.9%
  Avg. loans to average deposits .........................        88.4%       89.4%       93.4%       97.7%       97.1%    103.4%
  Average interest-earning assets
    to average interest-bearing liabilities ..............       118.9%      119.4%      120.6%      119.0%      115.0%    114.5%
  Brokered time deposits to total deposits ...............        15.6%       16.8%       18.0%       19.8%       23.7%     26.5%

ASSET QUALITY INFORMATION AND RATIOS:
  Nonaccrual loans .......................................   $   1,095       1,095       1,845          70          90       220
  Past due loans over 90 days and still
    accruing interest ....................................   $      60          44          22          41          15        20
  Net loan charge-offs ...................................   $      18         105          --           2          91        --
  Allowance for loan losses to total loans ...............        1.25%       1.25%       1.28%       1.27%       1.28%     1.35%
  Nonperforming assets to total loans and ORE ............        0.43%       0.48%       0.88%       0.04%       0.05%     0.15%
  Net loan charge-offs to average loans (annualized) .....        0.03%       0.19%         --        0.00%       0.23%       --
  Allowance for loan losses to nonperforming loans .......         291%        261%        145%      3,467%      2,424%      927%
  Avg. commercial loan internal risk ratings (6) .........         3.9         3.9         3.9         4.0         4.0       3.9
  Avg. loan account balances (7) .........................   $     155         158         163         155         151       149

INTEREST RATES AND YIELDS:
  Loans ..................................................        5.49%       5.52%       5.81%       6.21%       6.18%     6.42%
  Securities, available-for-sale .........................        4.14%       4.44%       4.41%       5.16%       5.58%     5.73%
  Federal funds sold and other ...........................        2.60%       2.22%       2.58%       2.92%       2.15%     2.82%
  Total deposits, including non-interest bearing .........        1.62%       1.79%       1.99%       2.17%       2.34%     2.34%
  Securities sold under agreements to repurchase .........        0.42%       0.43%       0.61%       0.71%       0.76%     0.82%
  Federal funds purchased and other borrowings ...........        2.44%       2.63%       3.16%       3.26%       3.45%     2.89%
  Total deposits and other interest-bearing liabilities ..        1.68%       1.82%       1.99%       2.16%       2.32%     2.28%

-------------------------------
(3) Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets

(4) Total revenue is equal to the sum of net interest income and noninterest income.

(5) Efficiency ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

(6)      Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2"
                  exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately). Loans rated "8" or worse are considered potential problem credits. Generally, consumer loans are not subjected to internal risk ratings.

(7) Computed by dividing the balance of all loans by the number of loan accounts as of the end of each quarter.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA - UNAUDITED

========================================================================================================================
(DOLLARS IN THOUSANDS,                            JUNE           MAR          DEC         SEPT         JUNE         MAR
    EXCEPT PER SHARE DATA)                        2003          2003         2002         2002         2002         2002
------------------------------------------------------------------------------------------------------------------------
INVESTOR INFORMATION:
     Closing price at end of quarter.........  $   15.95        13.46        12.91        11.19        11.74         9.75
     High bid during quarter.................  $   17.00        14.14        13.30        13.00        11.90        10.50
     Low bid during quarter..................  $   13.05        12.76        11.01        10.90         9.70         8.75

OTHER INFORMATION:
     Brokerage account assets, at
          quarter-end (8)....................  $ 202,000      177,000      171,000      166,000      165,000      169,000
     Balance of commercial loan
          participations sold to other
          banks and serviced by Pinnacle,
          at quarter end.....................  $  44,355       41,594       43,089       28,942       29,294       24,355
     Total assets per full-time
          equivalent employee................  $   5,486        5,318        5,501        5,210        4,462        3,888
     Quarterly revenues per full-time
          equivalent employee................  $    52.5         47.3         52.1         51.9         44.2         40.1
     Number of employees (full-time
          equivalent)........................       73.5         65.5         55.5         53.5         51.5         49.5
     Associate retention rate (9)............       94.6%        92.4%        94.5%        94.4%        96.2%        96.2%

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(8)       At market value, based on information obtained from the company's third party broker/dealer for non-FDIC insured financial products and services.

(9) Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end.